DQE Enterprises, Inc. and Subsidiaries

Consolidating Statement of Income

Year Ended December 31, 2003

Exhibit 99.2

	Allegheny Development Corporation	Enterprises	In-Transition, Inc.	Property Ventures, Ltd.	JLK Technology, Inc.	DQE Enterprises Ventures, Inc.	Eliminations	DQE Enterprises, Inc. Consolidated

Operating Revenues:
Sales of Electricity:
Retail to customers	$—	$—	$—	$—	$—	$—	$—	$—
Wholesale	—	—	—	—	—	—	—	—

Total Sales of Electricity	—	—	—	—	—	—	—	—
Water Sales	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—

Total Operating Revenues	—	—	—	—	—	—	—	—

Operating Expenses:
Purchased power	—	—	—	—	—	—	—	—
Other operating and maintenance	—	312,485	84,633	30,318	224	16,323	—	443,983
Depreciation and amortization	—	5,176	—	—	—	—	—	5,176
Taxes other than income taxes	—	591	5,663	16,298	—	50	—	22,602

Total Operating Expenses	—	318,252	90,296	46,616	224	16,373	—	471,761

Operating Income	—	(318,252)	(90,296)	(46,616)	(224)	(16,373)	—	(471,761)

Other Income	384,570	1,151,181	(62,842)	1,303,864	1,453	(986,380)	(1,716,741)	75,105

Interest and Other Charges	—	1,669,262	45,338	2,141	—	—	(1,716,741)	—

Income Before Income Taxes	384,570	(836,333)	(198,476)	1,255,107	1,229	(1,002,753)	—	(396,656)

Income Tax Expense (Benefit)	159,572	(352,202)	(69,467)	520,788	510	29,449	—	288,650

Net Income	224,998	(484,131)	(129,009)	734,319	719	(1,032,202)	—	(685,306)

Preferred Dividends	—	—	—	—	—	—	—	—

Earnings Available for Common	$224,998	$(484,131)	$(129,009)	$734,319	$719	$(1,032,202)	$—	$(685,306)

DQE Enterprises, Inc. and Subsidiaries

Consolidating Balance Sheet

As of December 31, 2003

Exhibit 99.2 (continued)

	Allegheny Development Corporation	Enterprises	In-Transition, Inc.	Property Ventures, Ltd.	JLK Technology, Inc.	DQE Enterprises Ventures, Inc.	Eliminations	DQE Enterprises, Inc. Consolidated

Current Assets:
Cash and Temporary Cash Investments	$—	$2,977,074	$(57,687)	$—	$—	$18,684	$—	$2,938,071
Total Receivables, net	(6,544,534)	10,626,319	44,494	58,732,559	1,065,950	450,004	(64,052,717)	322,075
Materials & Supplies (at avg. cost)	—	—	—	—	—	—	—	—
Other Current Assets	—	—	—	—	—	—	—	—

Total Current Assets	(6,544,534)	13,603,393	(13,193)	58,732,559	1,065,950	468,688	(64,052,717)	3,260,146

Long-Term Investments		60,866,656	—	—	—	—	(60,866,656)	—

Property, Plant & Equipment:
Electric Plant in Service	—	—	—	—	—	—	—	—
Construction Work in Progress	—	—	—	—	—	—	—	—
Property Held Under Capital Leases	—	—	—	—	—	—	—	—
Property Held for Future Use	—	—	—	—	—	—	—	—
Other	—	216,151	239,064	91,952	—	—	—	547,167

Total	—	216,151	239,064	91,952	—	—	—	547,167
Less: Accum Depreciation and Amortization	—	(215,243)	(239,064)	(91,952)	—	—	—	(546,259)

Property, Plant & Equipment—Net	—	908	—	—	—	—	—	908

Other Non-Current Assets:
Transition Costs	—	—	—	—	—	—	—	—
Regulatory Assets	—	—	—	—	—	—	—	—
Other Non-Current	(13,738)	—	335,742	—	—	—	(17,240)	304,764

Total Other Non-Current Assets	(13,738)	—	335,742	—	—	—	(17,240)	304,764

Total Assets	$(6,558,272)	$74,470,957	$322,549	$58,732,559	$1,065,950	$468,688	$(124,936,613)	$3,565,818

DQE Enterprises, Inc. and Subsidiaries

Consolidating Balance Sheet

As of December 31, 2003

Exhibit 99.2 (continued)

	Allegheny Development Corporation	Enterprises	In-Transition, Inc.	Property Ventures, Ltd.	JLK Technology, Inc.	DQE Enterprises Ventures, Inc.	Eliminations	DQE Enterprises, Inc. Consolidated

Current Liabilities:
Notes Payable and Current Maturities	$—	$—	$—	$—	$—	$—	$—	$—
Accounts Payable	(6,106,859)	60,349,291	(391,750)	8,596,040	548,551	1,052,962	(64,052,717)	(4,482)
Accrued Liabilities	(621,131)	(8,309,020)	2,523	46,018	73,050	(1,782)	—	(8,810,342)
Dividends Declared	—	—	—	—	—	—	—	—
Other Current Liabilities	—	—	—	—	—	—	—	—

Total Current Liabilities	(6,727,990)	52,040,271	(389,227)	8,642,058	621,601	1,051,180	(64,052,717)	(8,814,824)

Non-Current Liabilities:
Deferred Income Taxes	25,083	(7,152,111)	59,085	—	—	(2,312,994)	—	(9,380,937)
Other	—	—	43,663	—	—	—	—	43,663

Total Non-Current Liabilities	25,083	(7,152,111)	102,748	—	—	(2,312,994)	—	(9,337,274)

Capitalization:
Long-Term Debt	—	—	—	—	—	—	—	—
Preferred & Preference Stock	—	—	—	—	—	—	—	—
Common Shareholder's Equity	144,635	29,582,797	609,028	50,090,501	444,349	1,730,502	(60,883,896)	21,717,916

Total Capitalization	144,635	29,582,797	609,028	50,090,501	444,349	1,730,502	(60,883,896)	21,717,916

Total Liabilities & Capitalization	$(6,558,272)	$74,470,957	$322,549	$58,732,559	$1,065,950	$468,688	$(124,936,613)	$3,565,818